Entergy
500 Clinton Center Drive
Clinton, MS  39056

News
Release

Date:	November 1, 2005
For Release:	Immediately
Contact:	Morgan Stewart (News Media) (601) 339-2430 mstewa3@entergy.com	Michele Lopiccolo (Investor Relations) (601) 339-2816 mlopicc@entergy.com

Exhibit 99.2

Entergy Reports Third Quarter Earnings

Clinton, Miss. - Entergy Corporation (NYSE:ETR) today reported third quarter 2005 as-reported and operational earnings of $350.0 million, or $1.65 per share. This compares to as-reported earnings of $282.2 million, or $1.22 per share, and operational earnings of $321.7 million, or $1.39 per share, in third quarter 2004.

"The two most significant natural disasters ever experienced at Entergy in Hurricanes Katrina and Rita tested the skill, the will, and the courage of our employees and certainly the patience and understanding of our customers," said J. Wayne Leonard, Entergy's chief executive officer. "Entergy has responded to the challenges posed by these unprecedented times and we are committed to continuing to provide a high level of service to our customers, to maintain a financially sound company, and to deliver top quartile returns to our shareholders."
Entergy Corporation Consolidated Earnings - Reconciliation of GAAP* to non-GAAP Measures
Third Quarter and Year-to-Date 2005 vs. 2004
	Third Quarter			Year-to-Date
(Per share in U.S. $)	2005	2004	$ Change	2005	2004	$ Change
As-Reported Earnings
Utility, Parent & Other	1.35	1.11	0.24	2.81	2.48	0.33
Entergy Nuclear	0.33	0.28	0.05	0.95	0.84	0.11
Energy Commodity Services	(0.03)	(0.17)	0.14	(0.01)	(0.08)	0.07
	1.65	1.22	0.43	3.75	3.24	0.51
Special Items	-	(0.17)	0.17	-	(0.05)	0.05
Operational Earnings	1.65	1.39	0.26	3.75	3.29	0.46

*GAAP refers to United States generally accepted accounting principles.

Operational Earnings Highlights for Third Quarter 2005

    Utility, Parent & Other was negatively affected by two hurricanes but showed increased results due to higher weather-driven revenues, decreased operation and maintenance expense and accretion.
    Entergy Nuclear results increased as the result of higher generation due to uprates, fewer planned and unplanned outages during the current quarter and lower operation and maintenance expense and accretion.
    Entergy's non-nuclear wholesale assets business had lower results due to reduced revenues and higher operation and maintenance expense.

Entergy also announced today a new financing plan to source from $2.5 to $3.0 billion through a combination of debt and equity linked securities. The financing plan is designed to provide adequate liquidity to Entergy and its subsidiaries while storm restoration cost recovery is pursued from a combination of insurance providers, federal and state legislation, and jurisdictional regulatory proceedings.

Utility, Parent & Other

In third quarter 2005, Utility, Parent & Other earned $285.8 million, or $1.35 per share, on an as-reported basis, compared to $257.5 million, or $1.11 per share, in third quarter 2004. Operational results in each period equaled as-reported results.

Entergy New Orleans results for the quarter are included in Utility, Parent & Other earnings. However, Entergy New Orleans was de-consolidated for third quarter 2005 financial reporting purposes due to uncertainties surrounding the nature, timing, and specifics of the Entergy New Orleans bankruptcy proceedings. On September 23, 2005, Entergy New Orleans filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code to protect its customers and ensure continued progress in restoring power and gas service to New Orleans after Hurricane Katrina.

Earnings in third quarter 2005 reflect the storms' impact which reduced overall customer usage and revenues. Third quarter results also reflect an increase in net revenue due primarily to warmer-than-normal weather resulting in higher usage in the residential, commercial, and governmental sectors and lower operation and maintenance expense due to resources normally dedicated to operation and maintenance tasks being shifted to storm restoration work. In addition, a portion of the proceeds received during third quarter 2005 from a settlement with the Central Interstate Low-Level Radioactive Waste Compact Commission were applied against operation and maintenance expense. Accretion from Entergy's share repurchase program also impacted third quarter results.

Entergy New Orleans results for third quarter 2005 contributed three cents per share, compared to six cents per share one year ago. The decrease, due to outages caused by Hurricane Katrina, reflects $15 million of lower net revenue, compared to one year ago while overall fixed costs of Entergy New Orleans remained essentially unchanged.

Excluding Entergy New Orleans, megawatt-hour sales in the residential sector in third quarter 2005, on a weather-adjusted basis, were down nearly two percent, compared to third quarter 2004. Commercial and governmental sales, after adjusting for weather, were down nearly one percent, compared to the prior quarter. Industrial sales, after adjusting for the planned loss of one customer to cogeneration, experienced a decrease of nearly three percent in third quarter 2005 compared to the same period a year ago. Weather-adjusted sales usage was lower in the current period due primarily to customer outages in all customer classes caused by two major hurricanes that made landfall in the Entergy service territory during third quarter 2005.

Entergy Nuclear

Entergy Nuclear earned $69.3 million, or 33 cents per share, on both as-reported and operational bases in third quarter 2005. This compares to as-reported and operational earnings of $63.7 million, or 28 cents per share, in third quarter 2004. In third quarter 2005 Entergy Nuclear had higher generation resulting from uprates, no planned outage time and fewer unplanned outages compared to third quarter 2004. In addition, operation and maintenance expense decreased quarter to quarter due to lower refueling outage amortization expense. Also, accretion impacted Entergy Nuclear's earnings during the current period.

Energy Commodity Services

Energy Commodity Services results in third quarter 2005 include only earnings from Entergy's non-nuclear wholesale assets business. Energy Commodity Services as-reported results in third quarter 2004 included earnings from both the non-nuclear wholesale assets business and Entergy-Koch, LP.

Energy Commodity Services reported a loss of $5.1 million, or three cents per share, in third quarter 2005, compared to a loss of 17 cents per share in third quarter 2004. As-reported results in the current period reflect the absence of any results from Entergy-Koch, LP, which incurred a loss of 19 cents per share in third quarter 2004. The trading and pipeline businesses of Entergy-Koch, LP were sold in late 2004. Operational results for Energy Commodity Services were also a loss of $5.1 million, or three cents per share, in third quarter 2005, compared to no earnings on an operational basis one year ago. The loss in the current period reflects reduced revenues and increased operational costs compared to third quarter 2004.

Outlook

As of the date of this release, Entergy continues to be unable to affirm 2005 earnings guidance. Entergy is currently focused on resolving challenges and uncertainties brought on by the hurricanes. While these activities may affect near-term financial performance, the company's long-term aspirations remain in tact. Specifically, Entergy aspires to deliver average annual earnings per share growth of 5-6 percent, to achieve a 9 percent return on invested capital, and to continue to improve the company's overall credit quality over the long term. The company's ability to achieve these aspirations over time will be based upon a combination factors which include, but are not limited to, intrinsic growth, the recovery of storm-related restoration costs, the return of customers and load to portions of the Entergy service territory, and the amount of cash that is available for capital deployment in investments, share repurchases, dividends, or debt retirement.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Entergy has annual revenues of more than $10 billion and approximately 14,000 employees.

Entergy's online address is www.entergy.com

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce tax payments, the effects of litigation and weather, and uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact, if any, of this proceeding on other Entergy companies.

Appendix A provides a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2005 vs. 2004
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
As-Reported
Utility, Parent & Other	1.35	1.11	0.24	2.81	2.48	0.33
Entergy Nuclear	0.33	0.28	0.05	0.95	0.84	0.11
Energy Commodity Services
Non-nuclear wholesale assets	(0.03)	0.02	(0.05)	(0.01)	(0.01)	-
Entergy-Koch Trading	-	(0.21)	0.21	-	(0.14)	0.14
Gulf South Pipeline	-	0.02	(0.02)	-	0.07	(0.07)
Total Energy Commodity Services	(0.03)	(0.17)	0.14	(0.01)	(0.08)	0.07
Consolidated As-Reported Earnings	1.65	1.22	0.43	3.75	3.24	0.51

Less Special Items
Utility, Parent & Other	-	-	-	-	-	-
Entergy Nuclear	-	-	-	-	-	-
Energy Commodity Services
Non-nuclear wholesale assets	-	0.02	(0.02)	-	0.02	(0.02)
Entergy-Koch Trading	-	(0.21)	0.21	-	(0.14)	0.14
Gulf South Pipeline	-	0.02	(0.02)	-	0.07	(0.07)
Total Energy Commodity Services	-	(0.17)	0.17	-	(0.05)	0.05
Consolidated Special Items	-	(0.17)	0.17	-	(0.05)	0.05

Operational
Utility, Parent & Other	1.35	1.11	0.24	2.81	2.48	0.33
Entergy Nuclear	0.33	0.28	0.05	0.95	0.84	0.11
Energy Commodity Services
Non-nuclear wholesale assets	(0.03)	-	(0.03)	(0.01)	(0.03)	0.02
Entergy-Koch Trading	-	-	-	-	-	-
Gulf South Pipeline	-	-	-	-	-	-
Total Energy Commodity Services	(0.03)	-	(0.03)	(0.01)	(0.03)	0.02
Consolidated Operational Earnings	1.65	1.39	0.26	3.75	3.29	0.46

Entergy Corporation
Consolidated Income Statement
Three Months Ended September 30
(in thousands)
	2005	2004	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$2,490,265	$2,389,276	4.2
Natural gas	12,343	33,628	(63.3)
Competitive businesses	627,123	540,677	16.0
Total	3,129,731	2,963,581	5.6

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	607,307	805,886	(24.6)
Purchased power	977,661	598,997	63.2
Nuclear refueling outage expenses	41,432	43,378	(4.5)
Other operation and maintenance	500,244	582,240	(14.1)
Decommissioning	35,056	37,747	(7.1)
Taxes other than income taxes	101,155	112,568	(10.1)
Depreciation and amortization	217,883	236,325	(7.8)
Other regulatory (credits) - net	5,156	(25,032)	(120.6)
Total	2,485,894	2,392,109	3.9

Operating Income	643,837	571,472	12.7

Other Income:
Allowance for equity funds used during construction	5,894	13,093	(55.0)
Interest and dividend income	50,700	20,993	141.5
Equity in earnings (loss) of unconsolidated equity affiliates	8,419	(72,015)	111.7
Miscellaneous - net	(10,702)	41,254	(125.9)
Total	54,311	3,325	1,533.4

Interest and Other Charges:
Interest on long-term debt	111,101	113,489	(2.1)
Other interest - net	18,918	6,879	175.0
Allowance for borrowed funds used during construction	(6,516)	(8,394)	(22.4)
Total	123,503	111,974	10.3

Income Before Income Taxes	574,645	462,823	24.2
Income Taxes	218,257	174,776	24.9
Consolidated Net Income	356,388	288,047	23.7
Preferred dividend requirements of subsidiaries and other	6,436	5,803	10.9
Earnings Applicable to Common Stock	$349,952	$282,244	24.0

Earnings Per Average Common Share:
Basic	$1.68	$1.24	35.5
Diluted	$1.65	$1.22	35.2
Average Number of Common Shares Outstanding:
Basic	207,906,762	226,882,474
Diluted	212,335,619	231,127,583

Entergy Corporation
Consolidated Income Statement
Nine Months Ended September 30
(in thousands)
	2005	2004	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$6,236,949	$6,042,652	3.2
Natural gas	51,729	155,591	(66.8)
Competitive businesses	1,660,929	1,501,985	10.6
Total	7,949,607	7,700,228	3.2

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	1,525,652	1,844,381	(17.3)
Purchased power	2,260,102	1,603,957	40.9
Nuclear refueling outage expenses	120,393	124,084	(3.0)
Other operation and maintenance	1,585,969	1,651,239	(4.0)
Decommissioning	108,580	113,192	(4.1)
Taxes other than income taxes	290,237	313,153	(7.3)
Depreciation and amortization	638,817	662,614	(3.6)
Other regulatory (credits) - net	(44,814)	(57,009)	(21.4)
Total	6,484,936	6,255,611	3.7

Operating Income	1,464,671	1,444,617	1.4

Other Income:
Allowance for equity funds used during construction	29,414	28,572	2.9
Interest and dividend income	116,005	75,067	54.5
Equity in earnings (loss) of unconsolidated equity affiliates	22,012	(31,908)	169.0
Miscellaneous - net	4,144	59,993	(93.1)
Total	171,575	131,724	30.3

Interest and Other Charges:
Interest on long-term debt	324,149	349,160	(7.2)
Other interest - net	44,457	26,657	66.8
Allowance for borrowed funds used during construction	(19,790)	(18,519)	6.9
Total	348,816	357,298	(2.4)

Income Before Income Taxes	1,287,430	1,219,043	5.6
Income Taxes	460,115	446,968	2.9
Consolidated Net Income	827,315	772,075	7.2
Preferred dividend requirements of subsidiaries and other	19,217	17,488	9.9
Earnings Applicable to Common Stock	$808,098	$754,587	7.1

Earnings Per Average Common Share:
Basic	$3.83	$3.30	16.1
Diluted	$3.75	$3.24	15.7
Average Number of Common Shares Outstanding:
Basic	211,033,629	228,614,245
Diluted	215,540,185	232,863,075

Entergy Corporation
Utility Electric Energy Sales & Customers Excluding Entergy New Orleans

Three Months Ended September 30

	2005	2004	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	10,630	9,977	6.5	(1.7)
Commercial	7,301	7,072	3.2	(1.0)
Governmental	424	418	1.4	1.4
Industrial	9,736	10,288	(5.4)	(5.4)
Total to Ultimate Customers	28,091	27,755	1.2	(2.8)
Wholesale	2,227	2,034	9.5
Total Sales	30,318	29,789	1.8

Nine Months Ended September 30

	2005	2004	% Change	% Weather-Adjusted
	(Millions of kwh)
Electric Energy Sales:
Residential	24,358	23,747	2.6	(0.8)
Commercial	18,507	18,110	2.2	0.5
Governmental	1,184	1,158	2.2	2.3
Industrial	28,836	29,449	(2.1)	(2.1)
Total to Ultimate Customers	72,885	72,464	0.6	(0.9)
Wholesale	5,886	6,804	(13.5)
Total Sales	78,771	79,268	(0.6)

As of September 30

	2005	2004	% Change
Electric Customers (Year to date average):
Residential	2,124,132	2,112,819	0.5
Commercial	301,988	298,463	1.2
Governmental	13,198	12,907	2.3
Industrial	42,205	43,006	(1.9)
Total Ultimate Customers	2,481,523	2,467,195	0.6
Wholesale	37	41	(9.8)
Total Customers	2,481,560	2,467,236	0.6